Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ., CIPP/US****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

Philip magri, esq.******

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in CA, DC, MO and NY

*****licensed in CA, FL and NY

******licensed in FL and NY

March 18, 2021

Simplicity Esports and Gaming Company

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

Ladies and Gentlemen:

We have acted as counsel for Simplicity Esports and Gaming Company, a Nevada corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of an aggregate of 18,125 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Articles of Incorporation, as amended, of the Company; (b) the Amended and Restated Bylaws of the Company; and (c) certain resolutions adopted by the Board of Directors of the Company.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to compliance with applicable state securities laws, we are of the opinion that the Shares held by the Selling Stockholder are validly issued, fully paid and non-assessable.

Our opinion expressed herein is limited to the internal laws of the State of Nevada and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Anthony L.G., PLLC